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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                    FORM 8-A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                          LASALLE RE HOLDINGS LIMITED
             (Exact Name of Registrant as Specified in Its Charter)


              Bermuda                              Not Applicable
      (State of Organization)           (I.R.S. Employer Identification No.)


          25 Church Street                           Not Applicable
          P.O. Box HM 1502                             (Zip Code)
        Hamilton HM FX Bermuda
  (Address of Principal Executive
             Offices)

If this form relates to the             If this form relates to the
registration of a class of debt         registration of a class of debt
securities and is effective upon        securities and is to become effective
filing pursuant to General              simultaneously with the effectiveness
Instruction A(c)(1) please check the    of a concurrent registration
following box.  [ ]                     statement under the Securities Act of
                                        1933 pursuant to General Instruction
                                        A(c)(2) please check the following
                                        box.  [ ]


       Securities to be registered pursuant to Section 12(b) of the Act:


         Title of Each Class                Name of Each Exchange on Which
         to be so Registered                Each Class is to be Registered
--------------------------------------  --------------------------------------

            Common Shares                      New York Stock Exchange
          ($1.00 par value)


       Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (Title of Class)

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Item 1.  Description of Registrant's Securities to be Registered.
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     A complete description of the Common Shares, par value $1.00 per share (the
"Common Shares") is contained under the caption "DESCRIPTION OF CAPITAL STOCK-- Capital Stock of Holdings--Common Shares" in the Prospectus forming a part of the Form S-1 Registration Statement, as amended (File No. 333-14861), of LaSalle Re Holdings Limited (the "Company"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). Such description is hereby incorporated by reference.
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Item 2.    Exhibits./*/
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     The following exhibits are filed with the New York Stock Exchange, Inc.:

Exhibit
Number    Exhibit
-------   -------
  1.1 Annual Report on Form 10-K of the Company for the fiscal year ended September 30, 1996.

  2.1 Quarterly Report on Form 10-Q of the Company for the quarter ended December 31, 1996.

  3.1     Proxy Statement of the Company dated January 14, 1997.

  4.1     Memorandum of Association of the Company.

  4.2     Bye-Laws of the Company.

  5.1     Form of Stock Certificate for Common Shares of the Company.

  6.1 Annual Report to Shareholders of the Company for the fiscal year ended September 30, 1996.

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------------
/*/ Pursuant to Instruction II to Form 8-A, the referenced exhibits have been filed with the Registration Statement on Form 8-A filed with the New York Stock Exchange, Inc., but shall not be deemed to be filed with or incorporated by reference in copies of this Form 8-A filed with the Commission.
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                                   SIGNATURE
                                   ---------


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                              LASALLE RE HOLDINGS LIMITED



                              By:   /s/ Andrew Cook
                                    ----------------------------------------
                                    Andrew Cook
                                    Chief Financial Officer and Treasurer



Date:  March 28, 1997